Exhibit 4.1

BOFI HOLDING, INC.

$45,000,000 aggregate principal amount of
6.25% Subordinated Notes due 2026

Amendment No. 1 dated as of March 24, 2016
to
First Supplemental Indenture dated as of March 3, 2016

U.S. Bank National Association,
Trustee

AMENDMENT NO. 1 dated as of March 24, 2016 (this “Amendment”), to the First Supplemental Indenture dated as of March 3, 2016 (the “First Supplemental Indenture”), by and between BOFI HOLDING, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”), supplementing the Indenture, dated as of March 3, 2016 (as further amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), between the Company and the Trustee.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

WHEREAS, the Company and the Trustee have executed the Base Indenture to provide for the issuance from time to time of the Company’s securities (the “Securities”) in one or more series as provided in the Base Indenture;

WHEREAS, the Company and the Trustee have executed the First Supplemental Indenture, which provides for the issuance by the Company of $45,000,000 aggregate principal amount of a new series of Securities known as 6.25% Subordinated Notes due 2026 (the “Notes”), the form and terms of which are set forth in the First Supplemental Indenture;

WHEREAS, the Company desires to amend the First Supplemental Indenture to increase the aggregate principal amount of Notes issuable thereunder from $45,000,000 to $51,000,000, all of which shall be consolidated and form a single series of Notes with all of the same terms; and

WHEREAS, all things necessary to make this Amendment a valid agreement of the Company and the Trustee in respect of the Notes, in accordance with its terms, and a valid amendment of, and supplement to, the First Supplemental Indenture have been done.

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders of the Notes, that the First Supplemental Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE
AMENDMENT TO SUPPLEMENTAL INDENTURE; GLOBAL NOTE

Section 1.1    Amendment to First Supplemental Indenture. The First Supplemental Indenture is hereby supplemented and amended by replacing “$45,000,000” with “$51,000,000” in each of the following places: (i) the third recital; (ii) Section 2.1; and (iii) Section 6.2.

Section 1.2    New Global Note. The Company shall issue and deliver to the Trustee concurrently herewith a new Note in the principal amount of $6,000,000 in the form of Exhibit A to the First Supplemental Indenture, which new Note shall rank pari passu and form a single series with the Note in the amount of $45,000,000 issued by the Company on March 3, 2016, with such revisions as may be necessary to give effect to the amendments adopted hereby. A copy of Exhibit A, as amended pursuant to this Amendment is attached hereto as Exhibit A.

ARTICLE TWO
MISCELLANEOUS

Section 2.1    Confirmation of Indenture. The Base Indenture, as supplemented and amended by the First Supplemental Indenture and this Amendment, is in all respects ratified and confirmed by the Company, and the

Base Indenture, First Supplemental Indenture and this Amendment and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.2    Concerning the Trustee. The rights, duties and obligations of the Trustee set forth in the Base Indenture and First Supplemental Indenture shall not be modified or limited by reason of this Amendment.

Section 2.3    Governing Law. This Amendment shall be governed by the laws of the State of New York.

Section 2.4       Counterparts.  This Amendment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first written above.

     BOFI HOLDING, INC.

     By:     /s/ Andrew J. Micheletti
     Name:         Andrew J. Micheletti
     Title:         EVP & CFO

     U.S. BANK NATIONAL ASSOCIATION, as Trustee

     By:     /s/ Paula Oswald
     Name:         Paula Oswald
     Title:         Vice President

[Signature Page to Amendment No. 1 to First Supplemental Indenture]

Exhibit A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

BOFI HOLDING, INC.
6.25% Subordinated Notes due 2026

CUSIP: 05566U 306
ISIN: US05566U3068
No. 2	$6,000,000

BofI Holding, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns the principal sum of Six Million Dollars ($6,000,000), on February 28, 2026 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from March 3, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year) of each year (each, an “Interest Payment Date”), commencing on May 31, 2016 at the rate of 6.25% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  March 24, 2016    BOFI HOLDING, INC.

     By:          /s/ Andrew J. Micheletti
     Name:      Andrew J. Micheletti
     Title:          EVP & CFO

     Attest by:

     By:          /s/ Derrick Walsh
     Name:     Derrick Walsh
     Title:         SVP & CAO

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: March 24, 2016     U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: Paula Oswald
Authorized Signatory

REVERSE OF NOTE

BOFI HOLDING, INC.

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture (the “Base Indenture”), dated as of March 3, 2016, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture between the Company and the Trustee (as further amended, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 3, 2016, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $51,000,000.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes are redeemable at the option of the Company on or after March 31, 2021, which date may be extended at the Company’s discretion, or at any time prior to the Maturity Date if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, provided that the Company may not exercise its right to redeem any of the Notes prior to the Maturity Date without the prior approval of the Federal Reserve. The Notes are not redeemable at the option of the holders.

The Notes are not entitled to the benefit of any sinking fund.

The Base Indenture provisions relating to defeasance in Section 13.2 of the Base Indenture shall be applicable to the Notes.  The Base Indenture provisions relating to covenant defeasance in Section 13.3 of the Base Indenture shall not be applicable to the Notes.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes shall become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes affected thereby and at the time Outstanding.  The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint        as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*
               NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

 SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.